UNITED STATES SECURITIES AND EXCHANGE COMMISSION

			   Washington, D. C. 20549






				 FORM 8-K



			      CURRENT REPORT

		      PURSUANT TO SECTION 13 OR 15(d)

		  OF THE SECURITIES EXCHANGE ACT OF 1934


	       Date of earliest event reported:  April 7, 1999





		Exact name of Registrant as specified in its    IRS Employer
Commission       charter, address of principal executive        Identification
File Number       offices and Registrant's phone number             Number
-----------     ---------------------------------------------   --------------

1-8841                       FPL GROUP, INC.                      59-2449419
			  700 Universe Boulevard
			 Juno Beach, Florida 33408
			     (561) 694-4000



State or other jurisdiction of incorporation:  Florida






Item 5.  Other Events


Reference is made to Item 1. Business - Other FPL Group Operations, Item 3. Legal Proceedings and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources in the 1998 Form 10-K for FPL Group, Inc.

On April 7, 1999, FPL Energy, Inc. (FPL Energy), a subsidiary of FPL Group, Inc. (FPL Group), completed the purchase of Central Maine Power Company's
(CMP) non-nuclear generating assets. The transaction was closed following the U.S. District Court for the Southern District of New York's rejection in March 1999 of FPL Energy's request for a declaratory judgment that CMP could not meet essential terms of the purchase agreement between the two companies. The request for declaratory judgment was filed because FPL Energy believed that recent Federal Energy Regulatory Commission (FERC) rulings regarding transmission constituted a material adverse effect under the purchase agreement and that FPL Energy should not be bound to complete the transaction.

The rulings by the FERC, as well as the announcement of new entrants into the market and changes in fuel prices, result in an impairment in the value of certain assets purchased from CMP. FPL Group will record an impairment loss in the range of $160 million to $180 million ($95 million to $107 million after taxes) in the second quarter of 1999, which will reduce 1999 earnings per share between $0.56 and $0.63.





				 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

				FPL Group, Inc.
				 (Registrant)


Date:  April 16, 1999           K. MICHAEL DAVIS
				----------------
				K. Michael Davis
	       Controller and Chief Accounting Officer of FPL Group, Inc.